Dynatronics Corporation Reports Fourth Quarter and Fiscal Year 2024 Financial Results

EAGAN, MN / ACCESSWIRE / September 24, 2024 / Dynatronics Corporation (OTC Markets: DYNT) ("Dynatronics" or the "Company"), a leading manufacturer of athletic training, physical therapy, and rehabilitation products, today reported financial results for its fourth quarter and fiscal year ended June 30, 2024.

Key Financial Highlights

Note: All financials referenced in this release are in conformity with U.S. Generally Accepted Accounting Principles ("GAAP") and comparisons in this release are to the same period in the prior year unless otherwise noted.

Q4 FY 2024 Financial Highlights

  Total net sales of $7.4 million.
  Gross profit margin of 22.9%.
  Net loss of $0.7 million.

FY 2024 Financial Highlights

  Total net sales of $32.5 million.
  Gross profit margin of 23.5%.
  Net loss of $2.7 million.

FY 2024 Notable Balance Sheet Highlights

  Net cash of $0.5 million.
  As of June 30, 2024, $2.1 million drawn, with $3.8 million available on previously announced working capital asset-based line of credit established on August 1, 2023.

Fiscal Year 2025 Priorities

The Company will continue to introduce new products into the rehabilitation markets they sell, with products planned to support existing and new market segments. The Company expects the new product introductions will provide new incremental revenue and pull-through revenue opportunities. The Company continues to strengthen existing customer relationships, including OEM customers and strategic distribution partners. The company is planning to acquire new customers in conjunction with new products and services launched in the coming year.

Operationally, the Company maintains a focus on improving plant performance to reduce costs and supply chain initiatives to optimize inventory levels, along with customer-centric initiatives to continuously improve service levels.

Resignation of Brian M. Larkin as a Member of the Board of Directors

The Company announced today the resignation of Brian Larkin on September 24, 2024 as a member of Dynatronics' Board of Directors. The Company does not have any immediate plans to fill the Board vacancy created by Mr. Larkin's resignation.

Erin Enright, Chair of the Board of Directors, expressed her appreciation for Mr. Larkin's service on Dynatronics' board since 2015. "Brian has been an important part of the Company's progress over these past nine years, helping with strategy, commercial planning and acquisitions. We will miss his insight and contributions and thank him for all of his efforts."

Mr. Larkin commented: "It has been an honor and a pleasure to serve as a Director at Dynatronics for the past 9 years. I wish the team continued success and as a shareholder will monitor with interest the performance of the company under Brian Baker's thoughtful leadership."

About Dynatronics Corporation

Dynatronics is a leading medical device company committed to providing high-quality products designed to improve practitioner workspaces and workflows and to accelerate patients achieving optimal health. The Company designs, manufactures, and sells a broad range of products for clinical use in physical therapy, rehabilitation, pain management, and athletic training. Through its distribution channels, Dynatronics markets and sells to orthopedists, physical therapists, chiropractors, athletic trainers, sports medicine practitioners, clinics, and hospitals. The Company's products are marketed under a portfolio of high-quality, well-known industry brands including Bird & Cronin®, Solaris™, Hausmann®, and PROTEAM™, among others. More information is available at www.dynatronics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Those statements include references to the Company's expectations and similar statements. Such forward-looking statements reflect the views of management at the time such statements are made. These statements include our statements regarding the Company's expected overall performance, expectations regarding net sales, distribution of net sales, and selling general and administrative costs in fiscal year 2024, and uncertainties related to the broader economic environment, including higher raw material, delivery and shipment costs, supply chain disruptions, extended handling times and delays or disruption in procedure volume and volatility resulting from continued execution of the Company's business optimization strategy. These forward-looking statements are subject to a number of risks, uncertainties, estimates, and assumptions that may cause actual results to differ materially from current expectations. The contents of this release should be considered in conjunction with the risk factors, warnings, and cautionary statements that are contained in the Company's annual, quarterly, and other reports filed with the Securities and Exchange Commission.  Dynatronics does not undertake to update its forward-looking statements, whether as a result of new information, future events, or otherwise.

Summary Financial Results

The following is a summary of operating results for the periods ended June 30, 2024, and June 30, 2023, the balance sheet highlights June 30, 2024, and June 30, 2023, and cash flow for periods ended June 30, 2024, and June 30, 2023.

Summary Selected Financial Data
Statements of Operations Highlights
In thousands, except share and per share amounts

	Quarter Ended		Year Ended
	June 30		June 30
	2024	2023	2024	2023

Net sales	$7,376	$8,438	$32,534	$40,609
Cost of sales	5,685	7,201	24,899	30,459
Gross Profit	1,691	1,237	7,635	10,150
	22.9%	14.7%	23.5%	25.0%

Selling, general and administrative expenses	2,250	3,593	9,908	15,002
Other (expense) income, net	(129)	(25)	(425)	(121)
Net income (loss)	$(688)	$(2,381)	$(2,698)	$(4,973)

Preferred stock dividend, in common stock, issued or to be issued	(159)	(172)	(731)	(691)
Net income (loss) attributable to common stockholders	$(847)	$(2,553)	$(3,429)	$(5,664)

Net loss attributable to common stockholders per common share - basic and diluted	$(0.16)	$(0.63)	$(1.00)	$(1.46)
Weighted-average common shares outstanding - basic and diluted	5,308,519	4,039,618	3,421,606	3,870,670

Balance Sheet Highlights
In thousands

	June 30, 2024	June 30, 2023
Cash and cash equivalents and restricted cash	$534	$553
Trade accounts receivable, net	3,445	3,722
Inventories, net	5,594	7,403
Prepaids & other	985	742
Total current assets	10,558	12,420

Non-current assets	15,383	17,644
Total assets	$25,941	$30,063

Accounts payable	$2,712	$4,530
Accrued payroll and benefits expense	566	878
Accrued expenses	726	891
Other current liabilities	1,579	1,642
Line of credit	2,122	-
Total current liabilities	7,705	7,941

Non-current liabilities	4,075	5,265
Total liabilities	11,780	13,206

Stockholders' equity	14,160	16,857
Total liabilities and stockholders' equity	$25,941	$30,063

Cash Flow Highlights
In thousands

	Quarter Ended		Twelve Months Ended
	June 30		June 30
	2024	2023	2024	2023

Net loss	$(688)	$(2,381)	$(2,698)	$(4,973)

Depreciation and amortization	320	341	1,304	1,349
Stock-based compensation	3	22	2	131
(Gain) loss on sale of property and equipment	-	-	41	-
Receivables	272	645	277	1,695
Inventory	590	2,300	1,809	4,668
Prepaid and other assets	558	(226)	120	(159)
Accounts payable, accrued expenses, and other liabilities	(811)	(734)	(2,466)	(2,339)
Net cash provided by (used in) operating activities	244	(33)	(1,611)	372

Net cash used in investing activities	(2)	(10)	(243)	(187)

Payments on non-current liabilities	(304)	(74)	1,835	(333)
Net cash used in financing activities	(304)	(74)	1,835	(333)

Net change in cash and cash equivalents	(62)	(117)	(19)	(148)
Cash and cash equivalents at beginning of the period	596	670	553	701
Cash and cash equivalents at end of the period	$534	$553	$534	$553

Contact:

Dynatronics Corporation

Investor Relations

ir@dynatronics.com

For additional information, please visit: www.dynatronics.com

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SOURCE: Dynatronics Corporation